Exhibit T3A-18

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “CC VA HOLDCO LLC”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF MAY, A.D. 2018, AT 1:28 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
6900529 8100	Authentication: 202768491
SR# 20184307988	Date: 05-25-18
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware

Secretary of State

Division of Corporations

Delivered 01:28 PM 05/24/2018

FILED 01:28 PM 05/24/2018

SR 20184307988 - File Number 6900529

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

OF

CC VA HOLDCO LLC

Pursuant to Title 6, Chapter 18, Sections 201 and 204

of the Delaware Code

This Certificate of Formation of CC VA HoldCo LLC is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101 et seq.), as amended from time to time.

FIRST:	The name of the limited liability company formed hereby is CC VA HoldCo LLC.

SECOND:	The address of the registered office of the limited liability company in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, County of New Castle, Wilmington, DE 19808.

THIRD:	The name and address of the registered agent for service of process on the limited liability company in the State of Delaware are Corporation Service Company, 251 Little Falls Drive, County of New Castle, Wilmington, DE 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of May 23, 2018.

CC VA HOLDCO LLC

By:	/s/ Nicholas Vita
Name: Nicholas Vita
Title: Authorized Person